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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                          -------------------------

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)                December 9, 1997

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
               ---------------------------------------------------
               (Exact Name of Company as Specified in its Charter)


    Delaware                              0-11969         22-2408186
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(State or other jurisdiction of         (Commission       (IRS Employer
incorporation or organization)          File Number)      Identification Number)


4127 27th Lane N.W., Gainesville, Florida                              32606
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(Address of principal executive office)                               (Zip Code)


Company's telephone number, including area code               (352) 373-2565
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                                       N/A
                         ----------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 6.  EXHIBITS.

         Exhibit 3 Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series F.

         Exhibit 10.1 Subscription Agreement, dated as of December 9, 1997 between the Company and J. Barrie Farrington.

         Exhibit 10.2 Subscription Agreement dated as of December 11, 1997 between the Company and Pacific Advisors Ltd.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         Pursuant to Subscription Agreements dated as of December 9, 1997 and December 11, 1997, MEHL/Biophile International Corporation (the "Company") sold an aggregate of 1,500 shares (the "Shares") of Convertible Preferred Stock, Series F ("Series F Preferred Stock") for aggregate consideration of $1,500,000. The Shares were sold to two investors, Pacific Advisors Ltd. and J. Barrie Farrington (the "Investors") for cash.

         The Series F Preferred Stock does not pay a stated dividend but is entitled to receive dividends along with the holders of Common Stock on an as-if-converted basis. The Shares are convertible into Common Stock of the Company, par value $.01 per share ("Common Stock"), at any time after 40 days from the issuance of the Shares. The number of shares of Common Stock receivable upon conversion will be based on dividing the stated value of the Shares by the conversion price then in effect. The conversion price is 75% of the average closing bid price on the five trading days prior to conversion. The conversion price is subject to adjustment so that if, at the end of any month which ends after the date which is 40 days after the original issuance date of the Shares, the average closing bid price of the Common Stock on the five consecutive days prior to the end of such month is less than $1.50, then, in each such case, the percentage discount from market price shall be reduced by 2%.

         The Company intends to use the proceeds of this offering for working capital and general corporate purposes.

         The Company entered into a Registration Rights Agreement with each Investor to the effect that the Company would register for resale the sale of the shares of Common Stock receivable upon conversion of the Shares in the event that, prior to the conversion of the Shares, there becomes effective amendments to Regulation S which would have the effect of delaying the resale of the restricted securities in the United States following expirated of the restricted period in effect prior to such amendment or if the Company refuses to issues share of Common Stock to the Investor upon conversion of the Shares without a restrictive legend.


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         Each Investor granted the Company a right of first refusal pertaining to the sale of shares of Common Stock received upon conversion of the Shares, giving the Company the right to repurchase such shares at the price such shares would otherwise be sold in the open market. The Company has the right to redeem the Shares at any time until the 40th day after issuance for a cash payment of 125% of the stated value of the Shares being redeemed.

         The Shares were sold in reliance on Regulation S promulgated under the Securities Act of 1993 (the "Act"). In connection with the sale of the Shares, the Company and the Investors made representations that (i) at all relevant times, neither Investor was a "U.S. person", as that term is defined in Regulation S; (ii) the offer and sale of the Shares occurred pursuant to "Offshore Transactions" as that term is defined in Regulation S; (iii) neither the Company nor the Investors engaged in any "Directed Selling Efforts" as that term is defined in Regulation S; (iv) the Investors did not acquire any of the Shares for the benefit of any U.S. person; (v) the Investors will not be "short" in the Company's Common Stock during the restricted period; (vi) neither Investor is an "affiliate" of the Company, as that term is defined under the Act or in the rules and regulations promulgated by the Commission under the Act; and
(vii) the Company is a "reporting issuer" as that term is defined under Regulation S.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
                                   Registrant




Date:  December 22, 1997                By:  /s/ David Fowler
                                             -----------------
                                             Name: David Fowler
                                             Title: Executive Vice President




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                                EXHIBIT INDEX
                                -------------


         EXHIBITS No.      DESCRIPTION
         ------------      -----------

         Exhibit 3 Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series F.

         Exhibit 10.1 Subscription Agreement, dated as of December 9, 1997 between the Company and J. Barrie Farrington.

         Exhibit 10.2 Subscription Agreement dated as of December 11, 1997 between the Company and Pacific Advisors Ltd.